Exhibit 99.1 Fourth Quarter and Full Year 2022 Earnings Conference Call February 23, 2023

Today’s Presenters Jeff Householder President, Chief Executive Officer Beth Cooper Executive Vice President, Chief Financial Officer, Treasurer and Assistant Corporate Secretary Jim Moriarty Executive Vice President, General Counsel, Corporate Secretary and Chief Policy and Risk Officer Alex Whitelam Head of Investor Relations 2

Forward Looking Statements and Other Statements Safe Harbor Statement Some of the Statements in this document concerning future Company performance will be forward-looking within the meanings of the securities laws. Actual results may materially differ from those discussed in these forward-looking statements. You should refer to the additional information contained in Chesapeake Utilities’ Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC and other subsequent SEC filings concerning factors that could cause those results to be different than contemplated in today’s discussion. Non-GAAP Financial Information This presentation includes non-GAAP financial measures including Adjusted Gross Margin. A non-GAAP financial measure is generally defined as a numerical measure of a company's historical or future performance that includes or excludes amounts, or that is subject to adjustments, so as to be different from the most directly comparable measure calculated or presented in accordance with GAAP. Our management believes certain non-GAAP financial measures, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. A reconciliation of GAAP to non-GAAP financial measures is included in the appendix of this presentation. The Company calculates Adjusted Gross Margin by deducting the purchased cost of natural gas, propane and electricity and the cost of labor spent on direct revenue-producing activities from operating revenues. The costs included in Adjusted Gross Margin exclude depreciation and amortization and certain costs presented in operations and maintenance expenses in accordance with regulatory requirements. Adjusted Gross Margin should not be considered an alternative to Gross Margin under US GAAP which is defined as the excess of sales over cost of goods sold. The Company believes that Adjusted Gross Margin, although a non-GAAP measure, is useful and meaningful to investors as a basis for making investment decisions. It provides investors with information that demonstrates the profitability achieved by the Company under the Company's allowed rates for regulated energy operations and under the Company's competitive pricing structures for unregulated energy operations. The Company's management uses Adjusted Gross Margin as one of the financial measures in assessing a business unit’s performance. Other companies may calculate Adjusted Gross Margin in a different manner. 3

2022 Financial Highlights th • Achieved 16 consecutive year with increased earnings* • Full year Diluted EPS of $5.04, up 6.6% over 2021 • Drove $37 million in adjusted gross margin growth • Deployed approximately $141 million on new capital investments. Approximately $40 million planned for 2022, now earmarked for 2023. • Experienced approximately 5.0% residential natural gas customer growth, adding 8,400+ new customers • Completed 2 propane acquisitions, expanding our customer bases in North Carolina and Florida • Florida natural gas rate case approved, final order expected March 2023 • Tested 4% hydrogen blend at Eight Flags combined heat and power facility. Testing of 10% and 20% blends scheduled for 2023 • Paid dividends for 62 consecutive years • Increased EPS guidance for 2025 to $6.15-$6.35 and our 2021 to 2025 capital expenditure guidance to $900 million to $1.1 billion 4 *Excludes TCJA impact in 2017

Advancing Sustainable Energy Projects Recently Announced Projects Planet Found Biogas Facility • First poultry waste-to-energy project on the Delmarva Peninsula, capable of producing RNG Clean Energy Expansion • 2.2-mile pipeline transporting natural gas to support Clean Energy Fuels’ CNG fueling station Radio Road RNG Injection Point • Can accept RNG, CNG and LNG • Our first gate system in Florida to allow alternative fuels to be injected into pipeline delivery system Full Circle Dairy RNG Processing Facility • First full-scale RNG processing facility • Processing and delivering more than 100K Dts per year of Both Regulated and RNG utilizing dairy cow waste as feedstock Unregulated Hydrogen Testing at Eight Flags CHP Unregulated • Successful test of 4% hydrogen blend in early 2022 • New turbine installed in December 2022, which can accommodate greater quantities of hydrogen • Testing with 10% and 20% blends scheduled for 2023 5

Full Circle Dairy Project Details Madison County, FL • Chesapeake Utilities’ first RNG production facility • 100,000+ Dts of RNG produced from cow manure generated at Full Circle Dairy • Project expected to complete in H1 2024 • Estimated to capture and redirect more than 1,100 metric tons of methane per year, or approximately 27,900 mt CO2e • Emission reduction equivalent to powering 3,500 homes annually 6

Growth Platform Focus • 5.7% residential customer growth on Delmarva in 2022 • 4.2% residential customer growth in Florida in 2022 Organic Growth: • Continued propane CGS conversions to natural gas • FERC approval for Southern Expansion • Other pipeline expansions continue to advance • Wildlight expansion in Yulee, Florida Gas Transmission: • Clean Energy expansion for CNG fueling station in Davenport, Florida • Completed two acquisitions in 2022, expanding service Propane Distribution: in North Carolina and Florida • $2.8M of increased demand for CNG services in 2022 • Providing interim service for Clean Energy’s CNG fueling Marlin Gas Services: station in Davenport, Florida • Announced plan to construct and operate a RNG facility at Full Circle Dairy in Madison County, Florida Sustainable Investments: • Established RNG injection point in Yulee, Florida • Hydrogen testing at Eight Flags planned for 2023 7

2022 Financial Performance Solid Growth Despite Inflationary Pressures Diluted Earnings Per Share 2022 Key Adjusted Gross Margin Drivers $10.6M $8.1M $7.4M $5.04 Regulated Contributions Pipeline Infrastructure from Expansion and Programs Acquisitions Natural Gas and Recovery Organic Growth Mechanisms $4.73 $3.6M $3.5M $3.1M Higher Fees and Increased Increased Propane Margins Customer Demand for per Gallon Consumption CNG, RNG and LNG services 2021 2022 8

Fourth Quarter and Full Year 2022 Financial Summary Consolidated Fourth Quarter Change Full Year Change (in thousands except per share data) 2022 2021 $ % 2022 2021 $ % 1 Total Adjusted Gross Margin $ 115,297 $ 101,779 $ 13,518 13.3% $ 420,198 $ 383,018 $ 37,180 9.7% Operating Income 42,952 36,824 6,128 16.6% 1 42,933 131,112 11,821 9.0% Other Income, Net 597 (459) 1,056 NMF 5,051 1,721 3,330 NMF Interest Charges 6,952 5,001 1,951 39.0% 24,356 20,135 4,221 21.0% Pre-tax Income 36,597 31,364 5,233 16.7% 123,628 112,698 10,930 9.7% Income Taxes 10,447 8,667 1,780 20.5% 33,832 29,231 4,601 15.7% Income from Cont. Ops. 26,150 22,697 3,453 15.2% 89,796 83,467 6,329 7.6% Income (loss) from Discont. Ops. - 15 (15) NMF - (1) 1 NMF Net Income $ 2 6,150 $ 2 2,712 $ 3,438 15.1% $ 89,796 $ 83,466 $ 6,330 7.6% Diluted EPS $ 1.47 $ 1.28 $ 0.19 14.8% $ 5.04 $ 4.73 $ 0.31 6.6% Strong earnings growth in the fourth quarter leads to th 16 consecutive year with increased earnings 1 See appendix for non-GAAP to GAAP reconciliation of adjusted gross margin 9

Key Drivers of Our Performance Quarter Ended December 31, 2022 Q4 2021 Diluted Earnings Per Share $1.28 Interest income from federal income tax A $0.01 refund B Contributions from recent acquisitions $0.13 C Core business growth $0.39 Operating expenses tied to recent D -$0.10 acquisitions Operating expenses tied to core business E -$0.12 growth Depreciation, amortization and property tax F -$0.05 costs due to new capital investments G Interest and other changes -$0.07 Q4 2022 Diluted Earnings Per Share $1.47 10

Key Drivers of Our Performance Year Ended December 31, 2022 2021 Diluted Earnings Per Share $4.73 A Absence of 2021 non-recurring items -$0.15 B 2022 non-recurring items $0.11 C Contributions from recent acquisitions $0.43 D Core business growth $1.04 Operating expenses tied to recent E -$0.39 acquisitions Operating expenses tied to core business F -$0.24 growth Depreciation, amortization and property tax G -$0.26 costs due to new capital investments H Interest and other changes -$0.18 $0.04 net impact from one-time, non- Change in shares outstanding due to 2021 I -$0.05 recurring items and 2022 equity offerings 2022 Diluted Earnings Per Share $5.04 11

Regulated Energy Segment Financial Summary Chesapeake Utilities’ Regulated Energy Segment Drives Sustained Growth Regulated Energy Segment Fourth Quarter Change Year to Date Change (in thousands except per share data) 2022 2021 $ % 2022 2021 $ % 1 Adjusted Gross Margin $ 79,452 $ 73,465 $ 5,987 8.1% $ 302,252 $ 283,183 $ 19,069 6.7% Dep., amort. & property taxes 18,736 17,863 873 4.9% 73,961 68,656 5 ,305 7.7% Other operating expenses 29,601 28,262 1,339 4.7% 112,974 108,353 4 ,621 4.3% Operating income $ 31,115 $ 27,340 $ 3,775 13.8% $1 15,317 $1 06,174 $ 9,143 8.6% 2022 Highlights • Operating income up 8.6% driven by: • Pipeline expansions by Eastern Shore Natural Gas, Peninsula Pipeline and Aspire Energy Express • Organic growth in natural gas distribution operations, including propane CGS conversions • Incremental contributions from regulated infrastructure programs • Increased customer consumption • Interim rates associated with Florida natural gas base rate proceeding • Contributions from the Escambia Meter Station acquisition 1 See appendix for non-GAAP to GAAP reconciliation of adjusted gross margin 12

Unregulated Energy Segment Financial Summary Strong Unregulated Margin Growth Driving Earnings Growth for the Year Unregulated Energy Segment Fourth Quarter Change Year to Date Change (in thousands except per share data) 2022 2021 $ % 2022 2021 $ % 1 Adjusted Gross Margin $ 35,874 $ 28,344 $ 7,530 26.6% $ 118,067 $ 99,969 $ 18,098 18.1% Dep., amort. & property taxes 4,540 4,030 510 12.7% 17,809 15,582 2 ,227 14.3% Other operating expenses 19,541 15,511 4,030 26.0% 72,908 59,960 12,948 21.6% Operating income / (loss) $ 11,793 $ 8,803 $ 2,990 34.0% $ 27,350 $ 24,427 $ 2,923 12.0% 2022 Highlights • Operating income up 12.0% driven by: • Contributions from the acquisitions of Diversified Energy and Davenport Energy’s Siler City propane division • Propane margins and higher service fees • Increased demand for CNG, RNG and LNG services • Increased consumption on Aspire Energy system 1 See appendix for non-GAAP to GAAP reconciliation of adjusted gross margin 13

Capital Structure Overview Strong Balance Sheet to Support Growth 12/31/2022 12/31/2021 Long-Term Debt Stockholders‘ equity $ 832,801 $ 7 74,130 • Avg. Interest Rate: 3.38% Long-term debt, net of current maturities 5 78,388 549,903 • $50M: 2.95% issued in March 2022 Total permanent capitalization $ 1,411,189 $ 1 ,324,033 • $80M: 5.43% committed for issuance in March 2023 Current portion of long-term debt 21,483 17,962 Short-Term Debt Short-term debt 202,157 2 21,634 Total capitalization and short-term financing $ 1,634,829 $ 1 ,563,629 • $400M facility • $200M: SOFR + 0.70% • $200M: SOFR + 0.95% Equity to Permanent Capital 59.0% 58.5% • Amended facilities to be based off Equity to Total Capitalization 50.9% 49.5% of SOFR • Eliminated investment thresholds New Long-Term Debt Issuance $ 5 0,000 $ 5 9,590 • Added green sublimit pricing to Net New Equity Issuance $ 8,916 $ 2 2,774 $200M short-term facility (already included in long-term facility) Stockholders’ Equity increased $58.7 million since the end of 2021 • Funded $9.4M acquisition of Planet Found with green sublimit primarily driven by: • Strong Net Income performance of $89.8 million • Entered into interest rate swap on • Dividend Reinvestment and Stock Compensation Plans increases of $8.9 million $50M for 3 years at 3.98% • Continued Dividend payments of $37.4 million 14

Major Projects and Initiatives Key Projects Driving Adjusted Gross Margin Adjusted Gross Margin* Year Ended Estimate for Project/Initiative December 31, Fiscal in thousands 2021 2022 2023 2024 Pipeline Expansions: 1 Western Palm Beach County, Florida Expansion $ 4,729 $ 5 ,227 $ 5 ,227 $ 5 ,227 1,2 Del-Mar Energy Pathway 4,584 6,909 6,980 6,903 Guernsey Power Station 187 1,377 1,486 1,482 Southern Expansion — — 586 2,344 Winter Haven Expansion — 260 576 626 Beachside Pipeline Extension — — 1,825 2,451 North Ocean City Connector — — — 200 St. Cloud / Twin Lakes Expansion — — 414 584 1 Clean Energy — 126 1,009 1,009 Wildlight — — 528 2,000 Total Pipeline Expansions 9,500 13,899 18,631 22,826 CNG/RNG/LNG Transportation and Infrastructure 7,566 11,100 11,892 12,348 Acquisitions: Propane Acquisitions 603 10,762 12,000 12,250 Escambia Meter Station 583 999 1,000 1,000 Total Acquisitions 1,186 11,761 13,000 13,250 Regulatory Initiatives: Florida GRIP 16,995 19,885 19,885 19,885 Capital Cost Surcharge Programs 1,199 2,001 2,811 2,831 Elkton Gas STRIDE Plan 26 264 354 357 Florida Rate Case Proceeding — 2,474 15,362 17,153 Electric Storm Protection Plan — 486 1,137 2,113 Total Regulatory Initiatives 18,220 25,110 39,549 42,339 Total $ 36,472 $ 61,870 $ 8 3,072 $ 90,763 Year-Over-Year Change $ 21,202 $ 7 ,691 * See appendix for non-GAAP to GAAP reconciliation of adjusted gross margin 15 1 Includes adjusted gross margin generated from interim services 2 Includes adjusted gross margin from natural gas distribution services.

Key Expansion Projects Significant Activity in 2023 Capital Fully Annual Adjusted Gross Project Investment In Service Margin Estimate Del-Mar Energy Pathway* $60.1 million Q4 2021 $7.0 million West Palm Beach County* $28.9 million Q4 2021 $5.2 million Guernsey Power Station $6.5 million Q4 2021 $1.5 million Winter Haven Expansion $3.5 million Q3 2022 $0.6 million North Ocean City Connector** $6.3 million Q1 2023 $0.4 million St. Cloud / Twin Lakes Expansion $3.5 million Q2 2023 $0.6 million Beachside Pipeline Extension $10.5 million Q2 2023 $2.5 million Clean Energy Expansion $4.2 million Q3 2023 $1.0 million Southern Expansion $14.0 million Q4 2023 $2.3 million Wildlight Expansion $13.4 million 2025 $2.0 million Total investments of $150.9 million generate incremental adjusted gross margin of $23.1 million once fully in service in 2025 *Includes initial distribution capital investment and margin. 16 **Adjusted gross margin expected to begin generating in Q3 2024, following MD rate case

Regulatory Initiatives Florida Natural Gas Base Rate Proceeding • Florida natural gas distribution businesses collectively filed a consolidated natural gas base rate proceeding in May 2022 • In Jan. 2023, the Florida PSC approved an annual rate increase of approximately $17.2 million with an equity return of 10.25% • Additionally, approximately $19.9 million formerly recovered through GRIP will be incorporated into rate base • The Florida PSC voted on the new rate structure on Feb. 21, 2023 and the final order is expected in March 2023. • New rates are expected to be implemented for all meter readings beginning on March 1, 2023. Storm Protection Plan • In 2020, the Florida PSC implemented rules that allow electric utilities to recover costs associated with the investments that protect a system in the event of a storm and prevent loss of service. Plan updates are required every 3 years. • FPU’s electric utility Storm Protection Plan and Storm Protection Plan Cost Recovery mechanisms were approved in the fourth quarter of 2022, with modifications by the Florida PSC. • Annual adjusted gross margin of $1.1 million in 2023 and $2.1 million in 2024, with continued investment going forward Florida GRIP • Natural gas pipe replacement program approved by the Florida PSC. • Since inception in August 2012, invested $203.2 million of capital expenditures to replace 353 miles of qualifying distribution mains, including $13.7 million in 2022. • Assets will be included in rate base, following approval of the Florida Natural Gas Base Rate proceeding. • Annual adjusted gross margin of $19.9 million in 2023 and 2024. 17

Regulatory Initiatives (continued) Elkton Gas STRIDE Plan • Settlement reached with the Maryland PSC Staff and the Maryland Office of the Peoples Counsel. • Aldyl-A pipeline replacement program which enables recovery of the capital investment in the form of a fixed charge rider through a proposed 5-year surcharge. • Went into service in September 2021 and is expected to generate $0.4 million of adjusted gross margin in 2023 and thereafter. Eastern Shore Capital Cost Surcharge Programs • Eastern Shore recovery mechanism for capital costs associated with mandated highway and railroad relocation projects, along with PHMSA required safety upgrades that required the replacement of existing Eastern Shore facilities. • Expect the program will generate adjusted gross margin of approximately $2.8 million in 2023 and 2024. 18

Corporate Culture Internal Employee Engagement Investments Top Work Place Award Implemented New Learning Management System Unveiled Chesapeake Total Wellness Named Top Work Places Program in USA for 2023, Third Year in a Row 19

Committed to Our Communities 2022 Community Engagement of charitable contributions and community sponsorships 20

Historical Capital Expenditures 2023 Estimate Continues Growth Track Record 2022 2013 Last 10 Years: $1.8 Billion 2009 2022 Since FPU Acquisition: $2.1 Billion $283 $228 $199 $196 $195 $192 $169 $154 $141 $200 $108 $98 $240 to $78 $193 $230 $180 $174 $174 $169 $49 $144 $44 $130 $98 $92 $78 $47 $44 $26 Capital investments Acquisitions Hurricane Michael 21 Amounts in chart reflected in millions.

Capital Expenditure Guidance Update New 2021-2025 Range: $900M to $1.1B New 2021-2022 2023-2025 $369M $531M-$731M Guidance Previous 2021-2025 Range: $750M to $1.0B Previous 2021-2022 2023-2025 $369M $381M-$631M Guidance Strategic capital investments continue to drive earnings growth 22

Diluted EPS Guidance Update New 8-year CAGR: 9.9% to 10.3% Previous 8-year CAGR: 9.7% to 10.1% $6.35 $6.25 $6.15 $6.05 $5.04 $4.73 $4.21 $3.72 $3.47 $2.89 2017* 2018 2019 2020 2021 2022 Previous Previous New New 2025 2025 2025 2025 Low High Low High Note: Historic EPS presented from continuing operations 23 *Excludes TCJA impact in 2017

Investment Proposition Committed to Superior Performance Track Record Energized Team Strong Foundation for Growth Sustainable Growth Financial Discipline Platforms for Growth Financial Objectives in Support of Increased Shareholder Value: ESG ✓ Investing $900 million to $1.1 billion through 2025 with increasing renewable energy investments ✓ Targeting 2025 EPS $6.15 to $6.35 ✓ Targeting 11.0% or higher consolidated ROE ✓ Pursuing dividend growth supported by earnings growth, Business with a ramp towards a dividend payout ratio of ~45% Transformation ✓ Maintaining a strong balance sheet

Appendix

GAAP to Non-GAAP Reconciliation

Consolidated Results

Consolidated Results

(in thousands except per share data)	Fourth Quarter 2022	Fourth Quarter 2021	Change $	Change %	Year-to-Date 2022	Year-to-Date 2021	Change $	Change %
Operating Revenues	**$ 187,300**	$ 160,365	**$ 26,935**	**16.8%**	**$ 680,704**	$ 569,968	**$ 110,736**	**19.4%**
Cost of Sales:								
Natural gas, propane and electric costs	**(72,003)**	(58,586)	**(13,417)**	**22.9%**	**(260,506)**	(186,950)	**(73,556)**	**39.3%**
Depreciation & amortization	**(17,441)**	(16,200)	**(1,241)**	**7.7%**	**(68,973)**	(62,661)	**(6,312)**	**10.1%**
Operations & maintenance expense[1]	**(17,589)**	(14,697)	**(2,892)**	**19.7%**	**(65,288)**	(56,724)	**(8,564)**	**15.1%**
Gross Margin (GAAP)	**80,267**	70,882	**9,385**	**13.2%**	**285,937**	263,633	**22,304**	**8.5%**
Operations & maintenance expense[1]	**17,589**	14,697	**2,892**	**19.7%**	**65,288**	56,724	**8,564**	**15.1%**
Depreciation & amortization	**17,441**	16,200	**1,241**	**7.7%**	**68,973**	62,661	**6,312**	**10.1%**
Adjusted Gross Margin (non-GAAP)	**$ 115,297**	$ 101,779	**$ 13,518**	**13.3%**	**$ 420,198**	$ 383,018	**$ 37,180**	**9.7%**

[1] Operations & maintenance expenses within the Consolidated Statements of Income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under US GAAP. See Chesapeake Utilities' Annual Report on Form 10-K for the year ended December 31, 2022 for additional details.

26

CHESAPEAKE UTILITIES CORPORATION

GAAP to Non-GAAP Reconciliation

Regulated Energy Segment

Regulated Energy Segment

(in thousands except per share data)	Fourth Quarter 2022	Fourth Quarter 2021	Change $	Change %	Year-to-Date 2022	Year-to-Date 2021	Change $	Change %
Operating Revenues	$ 118,360	$ 101,417	$ 16,943	16.7%	$ 429,424	$ 383,920	$ 45,504	11.9%
Cost of Sales:								
Natural gas and electric costs	(38,908)	(27,952)	(10,956)	39.2%	(127,172)	(100,737)	(26,435)	26.2%
Depreciation & amortization	(13,211)	(12,591)	(620)	4.9%	(52,707)	(48,748)	(3,959)	8.1%
Operations & maintenance expense[1]	(9,779)	(8,072)	(1,707)	21.1%	(35,472)	(32,780)	(2,692)	8.2%
Gross Margin (GAAP)	56,462	52,802	3,660	6.9%	214,073	201,655	12,418	6.2%
Operations & maintenance expense[1]	9,779	8,072	1,707	21.1%	35,472	32,780	2,692	8.2%
Depreciation & amortization	13,211	12,591	620	4.9%	52,707	48,748	3,959	8.1%
Adjusted Gross Margin (non-GAAP)	$ 79,452	$ 73,465	$ 5,987	8.1%	$ 302,252	$ 283,183	$ 19,069	6.7%

[1] Operations & maintenance expenses within the Consolidated Statements of Income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under US GAAP. See Chesapeake Utilities' Annual Report on Form 10-K for the year ended December 31, 2022 for additional details.

27

CHESAPEAKE UTILITIES CORPORATION

GAAP to Non-GAAP Reconciliation

Unregulated Energy Segment

Unregulated Energy Segment

(in thousands except per share data)	Fourth Quarter		Change		Year-to-Date		Change	
	2022	2021	$	%	**2022**	2021	$	%
Operating Revenues	**$ 78,081**	$ 65,227	**$ 12,854**	**19.7%**	**$ 280,750**	$ 206,869	**$ 73,881**	**35.7%**
Cost of Sales:								
Natural gas and propane	**(42,207)**	(36,883)	**(5,324)**	**14.4%**	**(162,683)**	(106,900)	**(55,783)**	**52.2%**
Depreciation & amortization	**(4,232)**	(3,598)	**(634)**	**17.6%**	**(16,257)**	(13,869)	**(2,388)**	**17.2%**
Operations & maintenance expense[1]	**(8,114)**	(6,014)	**(2,100)**	**34.9%**	**(29,825)**	(24,123)	**(5,702)**	**23.6%**
Gross Margin (GAAP)	**23,528**	18,732	**4,796**	**25.6%**	**71,985**	61,977	**10,008**	**16.1%**
Operations & maintenance expense[1]	**8,114**	6,014	**2,100**	**34.9%**	**29,825**	24,123	**5,702**	**23.6%**
Depreciation & amortization	**4,232**	3,598	**634**	**17.6%**	**16,257**	13,869	**2,388**	**17.2%**
Adjusted Gross Margin (non-GAAP)	**$ 35,874**	$ 28,344	**$ 7,530**	**26.6%**	**$ 118,067**	$ 99,969	**$ 18,098**	**18.1%**

[1] Operations & maintenance expenses within the Consolidated Statements of Income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under US GAAP. See Chesapeake Utilities' Annual Report on Form 10-K for the year ended December 31, 2022 for additional details.

28

CHESAPEAKE UTILITIES CORPORATION

Quarterly Earnings Cadence Year Q1 EPS Q2 EPS Q3 EPS Q4 EPS FY EPS 2022 $2.08 $0.96 $0.54 $1.46 $5.04 % of FY 41% 19% 11% 29% $1.96 $0.78 $0.71 $1.28 $4.73 2021 % of FY 41% 16% 15% 27% 2020 $1.77 $0.64 $0.56 $1.24 $4.21 % of FY 42% 15% 13% 29% 2019 $1.75 $0.54 $0.38 $1.04 $3.72* % of FY 47% 15% 10% 28% 2018 $1.66 $0.35 $0.37 $1.09 $3.47 % of FY 48% 10% 11% 31% 5yr % Band 41% - 48% 10% - 19% 10% - 15% 27% - 31% Note: Historic EPS presented from continuing operations 29 *The sum of the four quarters does not equal the full year amount due to rounding

Solid Track Record of Return on Equity th Consistently exceeding peer median and 75 percentile Return on Equity 14% 12.7% 12.6% 13% 12.2% 12.2% 12.1% 12.0% 11.8% 11.7% 11.7% 11.6% 12% 11.3% 11.3% 11.3% 11.3% 11.2% 11.1% 11.0% 11.0% 11% 10% th * 10-Year Peer 75 Percentile – 9.4% 9% * 10-Year Peer Median – 8.0% 8% 7% CPK Peer Median Peer 75th Percentile 18 years with 11%+ Return on Equity 30 *Peer ROE’s as-of 9/30/2022

Mission, Vision and Values OUR Mission We deliver energy that makes life better for the people and communities we serve. OUR Vision We will be a leader in delivering energy that contributes to a sustainable future. OUR Values Care Integrity Excellence We put people first. We tell the truth. We achieve great things Keep them safe. Build trusting Ensure moral and together. relationships. Foster a culture of ethical principles drive our Hold each other accountable to do equity, diversity and inclusion. decision-making. Do the right thing the work that makes us better, Make a meaningful difference even when no one is watching. every day. Never give up. everywhere we live and work. 31